UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2012 (January 5, 2012)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)

On January 5, 2012, Mr. Lloyd M. Wirshba announced his resignation to Affinion Group, Inc. (“Affinion”) and Affinion Group Holdings, Inc., the parent of Affinion (together with Affinion, the “Company”), as its President and Chief Executive Officer, North America, effective as of January 11, 2012. Mr. Steven E. Upshaw was appointed Chief Executive Officer, North America and Chief Operating Officer of the Company, effective as of January 11, 2012.

Mr. Upshaw, 41, has served as the President of Global Operations since January 14, 2011, and was formerly the President of the Company from January 2010 until January 14, 2011, and the President and Chief Executive Officer of Affinion International Limited (“AIL”) from June 1, 2007 until January 14, 2011. From October 17, 2005 to May 31, 2007, Mr. Upshaw served as the Executive Vice President and Chief Executive Officer of AIL. Prior to that, Mr. Upshaw was the Executive Vice President and Managing Director for Cims UK, Ireland. Mr. Upshaw joined the Company in August 1995 and has served in numerous positions, including Senior Vice President for Protection Products in North America for Trilegiant Corporation.

(e)

On January 10, 2012, in connection with his resignation as described above, the Compensation Committee of the joint Board of Directors of the Company approved (1) the waiver of the requirement, resulting from the termination of his employment prior to December 1, 2012, that Mr. Wirshba return all of his one-time sign-on bonus of $650,000 and (2) the reimbursement of Mr. Wirshba’s heath care insurance costs for up to six months.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: January 11, 2012	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: January 11, 2012	By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Executive Vice President and Chief Financial Officer